EXHIBIT 99.1


                                CLARK CONSULTING


CONTACT: JIM RADOSEVICH
         VICE PRESIDENT, CORPORATE FINANCE & INVESTOR RELATIONS
         PHONE: 847-304-5800; EMAIL - JIM.RADOSEVICH@CLARKCONSULTING.COM


         CLARK CONSULTING ANNOUNCES A $0.06 PER SHARE QUARTERLY DIVIDEND
                    AND EXPANSION OF STOCK REPURCHASE PROGRAM


Barrington, IL, January 26, 2005 - Clark Consulting (NYSE: CLK) a national firm dedicated to helping companies keep their best people through integrated compensation, benefits and funding solutions, today announced that its Board of Directors has authorized the Company to pay a dividend of $0.06 per common share. The dividend will be payable on April 1st to shareholders of record as of March 1, 2005. As of December 31, 2004, the Company had 18,372,732 common shares outstanding. The Company intends to pay a similar dividend each quarter, assuming it has adequate capital availability, that it continues to be permitted to pay dividends under its senior credit facility and that cash dividends continue to be in the best interests of the Company and its shareholders.

In addition, the Board approved the expansion of the Company's existing stock repurchase program to a total of $15 million of the Company's outstanding common stock, from the previously authorized level of $10 million. The timing and amount of any specific repurchase of shares will be determined by the Company's management, based on its evaluation of market conditions and other factors. In 2004 the Company purchased a total of 484,000 shares at an approximate average purchase price of $14.93. With the increase in the share repurchase authorization, the Company can purchase roughly an additional $7.8 million of its stock.

"We are pleased to initiate our first-ever quarterly dividend program. Our strong cash position and healthy cash flow make this an attractive and effective method of returning value to our shareholders. We also view our stock as a good investment at current price levels and believe share repurchases continue to be a good use of our capital," stated Tom Wamberg, Chairman and CEO of Clark Consulting.

Founded in 1967, Clark Consulting is a firm with expertise in executive compensation and benefit design, funding and plan administration. With more than 3,950 corporate, banking and healthcare clients, the Company's mission is helping companies keep their best people.

All statements other than statements of historical fact included in this news release are forward-looking statements. Words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. These statements are not a guarantee of future performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, such as difficulties associated with changes in tax legislation, dependence on key consultants, the Company's dependence on persistency of existing business, credit risk related to renewal revenue, acquisition risks such as our ability to integrate acquired businesses, competitive factors and pricing pressure, dependence on certain insurance companies, changes in legal and regulatory requirements, general economic conditions and such other factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2003 as filed with the Securities and Exchange Commission. Such statements reflect the current views of the Company's management with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this paragraph. The Company has no intention, and disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise. Further information may be obtained at the Company's Internet site: http://www.clarkconsulting.com.

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